Exhibit 10.16
Aura Consolidated Group, Inc.
2024 Equity Incentive Plan
(Adopted as of May 30, 2024 as Amended May 23, 2026)
1.    PURPOSE. The Aura Consolidated Group, Inc. 2024 Equity Incentive Plan (the “2024 Plan” or “Plan”), is intended to provide incentives which will attract and retain highly competent persons as officers, directors, key employees and independent contractors of Aura Consolidated Group, Inc. (“Company”) and its subsidiaries, by providing them opportunities to acquire shares of common stock of the Company (“Common Stock”) or to receive monetary payments based on the value of such shares pursuant to the Awards (as defined below) described herein. In this Plan, for so long as the Company has a listing on the Australian Securities Exchange (“ASX”) references to “Common Stock” include the CHESS Depository Interests of the Company corresponding to shares of the Company that are traded on the ASX (or any other stock exchange based in Australia) (“CDIs”).
2.    PARTICIPANTS. Participants will consist of such officers, key employees, directors, and individual independent contractors of the Company and its subsidiaries, as the Company’s Board of Directors (“Board”), in its sole discretion, determine to be significantly responsible for the success and future growth and profitability of the Company and whom the Board may designate from time to time to receive Awards under the Plan (“Participants”). Designation of a Participant in any year shall not require the Board to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Awards as granted to the Participant or any other Participant in any year. The Board shall consider such factors as it deems pertinent in selecting Participants and in determining the amount, type and terms and conditions of their respective Awards. At the Board’s discretion, the Board may delegate to the Committee (as defined below), the authority to designate and select Participants and types of Awards.
3.    ADMINISTRATION.
(a)    Except for those powers expressly reserved for the Board, the Plan will be administered by any subcommittee of the Board appointed by the Board to administer the Plan or, if no committee is appointed to administer the Plan, the Board (the “Committee”). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their legal representatives. No member of the Board, and no employee of the Company shall be liable for any act or failure to act hereunder, by any other Board member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the Board member or employee.

(b)    The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. If administration is delegated by the Committee to any such person, as described above, the Committee may terminate all or any portion of such person’s authority under the Plan at any time and revisit in the Committee all or any portion of the administration of the Plan.
4.    TYPES OF AWARDS. Awards under the Plan may be granted in any one or a combination of (1) Stock Options, (2) Equity Appreciation Rights, (3) Restricted Stock and Restricted Stock Units, (4) Performance Awards and (5) Other Stock-Based Awards, each as described below (collectively, “Awards”). Each Award shall be made pursuant to a written agreement, certificate, resolution, or such other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted.
5.    SHARES RESERVED UNDER THE PLAN.
(a)    Subject to adjustment under Section 12 hereof, there is hereby reserved for issuance under the Plan 27,180,647 shares of Common Stock of the Company, which may be authorized but unissued or treasury shares. All shares available under the Plan are available for each type of Award under the Plan including, for the avoidance of doubt, Incentive Stock Options.
(b)    If there is a lapse, expiration, termination or cancellation of any Stock Option granted under this Plan prior to the issuance of shares in connection with such option, or if shares are issued under the Plan in connection with an Award hereunder and thereafter such shares are reacquired by the Company, those shares may again be used for new Awards under the Plan. In addition, any shares exchanged or surrendered by a Participant as full or partial payment of the exercise price under any Stock Option exercised under this Plan, any shares retained by the Company pursuant to a Participant’s tax withholding election, and any shares covered by an Award which is settled in cash, shall be added back to the shares available for Awards under the Plan. The Board shall determine the appropriate methodology for calculating the number of shares available for issuance pursuant to the Plan.
(c)    The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an Affiliate, or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. Notwithstanding any other provision of this Plan, the Committee may direct that substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. For purposes of this Plan, an “Affiliate” means, with respect to the Company, any other individual, corporation, partnership, trust, limited liability company, association or other entity (each, a “Person”) who, directly or indirectly, controls, is controlled by, or is under common control with the Company, including, without limitation, any general partner, managing member, officer, director or trustee of the Company, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, the Company; provided however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended (the “Code”)) or a “subsidiary corporation” (as defined in Code Section 424(f)) with respect to the Company, whether now or hereafter existing.
6.    STOCK OPTIONS. “Stock Options” will consist of Awards from the Company, which will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. Stock Options may be incentive stock options within the meaning of Code Section 422 (“Incentive Stock Options”) or Stock Options that do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. Each Stock Option shall be evidenced by a written option agreement in such form and shall be subject to such terms and conditions as the Committee may approve from time to time, including without limitation the following:
(a)    Exercise Price. Each Stock Option granted hereunder shall have such per share exercise price as the Committee may determine at the Date of Grant; provided, however, that other than in the case of a permitted substitution of Stock Options under Section 5(c) hereof, the per share exercise price for any Stock Options awarded hereunder shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.
(b)    Payment of Exercise Price. The Committee shall determine the acceptable form of consideration for exercising a Stock Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee in its discretion and as set out in the applicable Award agreement, the exercise price of a Stock Option may be paid (1) in United States dollars in cash or by check; (2) through delivery of shares of Common Stock then owned by the Participant having a Fair Market Value equal, as of the date of exercise, to the exercise price of the Stock Option; (3) by having the Company retain from the shares of Common Stock otherwise issuable upon exercise of the Stock Option, a number of shares having a Fair Market Value equal, as of the date of exercise, to the exercise price of the Stock Option (a “net-exercise”); (4) payment of such other lawful consideration as the Committee may determine in its sole discretion; or (5) by any combination of (1), (2), (3) and (4) above. Notwithstanding the foregoing, the Committee shall accept only such payment on exercise of an Incentive Stock Option as is permitted by Code Section 422.
(c)    Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that Incentive Stock Options shall not be exercisable more than 10 years after the date they are granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its sole discretion set forth in the option agreement at the Date of Grant, including but not limited to limitations on exercisability following termination of the Participant’s employment or consulting relationship.
(d)    Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are employees of the Company or one of its subsidiaries (within the meaning of Code Section 424(f)) at the Date of Grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. Incentive Stock Options may not be granted to any Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the Date of Grant and the exercise of such option is prohibited by its terms after the expiration of five years from the Date of Grant of such option.
(e)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option.
(f)    Redesignation as Nonqualified Stock Options. Stock Options designated as Incentive Stock Options that fail to meet the requirements of Code Section 422 shall be redesignated as Nonqualified Stock Options automatically without further action by the Committee on the date of such failure to meet the requirements of Code Section 422.
(g)    Termination of Employment or Service Provider Relationship. Unless otherwise provided by the Committee and set forth in the Award, in the event a Participant’s employment or service, as applicable, is terminated before exercise of a vested Stock Option, unless otherwise required by law, such Stock Options will be held by the Participant subject to Section 11; provided that the time periods for exercising Incentive Stock Options shall be as prescribed by the Code. If the Committee determines, subsequent to a Participant’s termination of employment or service, as applicable, but before exercise of a Stock Option, that either before or after the Participant’s termination of employment or service, as applicable, the Participant engaged in conduct that constitutes “Cause,” then the Participant’s right to exercise any Option shall be forfeited immediately.
(h)    Limitation of Rights in Shares. The recipient of a Stock Option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the shares subject thereto except to the extent that the Stock Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the Participant.

(i)    “Cause”, as used in the Plan in connection with the termination of a Participant’s employment or service, shall have the meaning ascribed to such term in any employment or consulting agreement between the Company and such Participant, or in the absence of any such employment agreement, means: (1) an unauthorized use or disclosure by the Participant of the Company’s confidential information or trade secrets, or the violation of any agreement with the Company containing non-competition, non-solicitation, non-disparagement or other restrictive covenant; (2) a material breach by the Participant of any agreement between the Participant and the Company and the Participant fails to remedy such condition within ten (10) days of such breach; (3) a material failure by the Participant to comply with the Company’s written policies or rules and the Participant fails to remedy such non-compliance within ten (10) days of such failure to comply; (4) the Participant’s violation of a federal or state law or regulation directly or indirectly applicable to the business of the Company or its affiliates, which violation was or is reasonably likely to be injurious to the Company or its affiliates; (5) the Participant’s (A) conviction of, or plea of “guilty” or “no contest” to, any crime under the laws of the United States or any State thereof (with the exception of minor vehicular accidents which do not result in bodily harm) or (B) committing of any act of moral turpitude, dishonesty or fraud against, or the misappropriation of material property belonging to, the Company or its Affiliates; (6) the Participant’s gross negligence or willful misconduct that was or is or is likely to be materially injurious to the Company or its Affiliates; (7) a continuing failure by the Participant to perform assigned duties after receiving written notification of such failure from the Board and the Participant fails to remedy such condition within ten (10) days after receiving such written notification; or (8) a failure by the Participant to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Participant’s cooperation. Whether an act constitutes “Cause” shall be determined by the Board in its sole discretion.
7.    EQUITY APPRECIATION RIGHTS. “Equity Appreciation Rights” will consist of Awards from the Company, which will entitle the holder to receive a payment based on the appreciation in the Fair Market Value of the shares subject thereto up to a specified date or dates. The Committee may, in its discretion, grant Equity Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Equity Appreciation Rights may be granted independently of and without relation to Stock Options. Each Equity Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:
(a)    Each Equity Appreciation Right will entitle the holder to receive the appreciation in the Fair Market Value of the shares of Common Stock referenced therein up to the date the right is subject to a payout event. In the case of a right issued in relation to a Stock Option, such appreciation shall be measured from not less than the exercise price of such Stock Option and in the case of a right issued independently of any Stock Option, such appreciation shall be measured from the applicable strike price specified by the Committee in the applicable Award agreement relating to any such Equity Appreciation Right.
(b)    Each Equity Appreciation Right will be payable at such time or times following the first to occur of the applicable payout event(s) as set forth by the Committee in the applicable Award agreement. Payment of such appreciation shall be made in cash or in shares of Common Stock, or a combination thereof, as determined by the Committee.
8.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS.
(a)    “Restricted Stock” will consist of Awards of shares of Common Stock to Participants either with or without consideration therefor from Participants. Each Award of Restricted Stock shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of shares, restrictions requiring the forfeiture of shares to the Company upon termination of the Participant’s employment or service with the Company or one of its Affiliates prior to satisfying a prescribed period of service. In the case of an Award of Restricted Stock, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the shares covered by such an Award, and may also require that the stock certificates evidencing such shares be held in custody until the service restrictions thereon shall have lapsed. Each Restricted Stock Award involving actual shares of Common Stock shall specify whether the Participant shall have, with respect to the shares of Common Stock subject thereto, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends, if applicable, and to vote the shares.
(b)    “Restricted Stock Units” will consist of Awards that entitle the Participant to receive shares of Common Stock and/or cash after a prescribed period of service. The period of service, number of reference shares of Common Stock, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the applicable Award agreement. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate including, without limitation, restrictions requiring the forfeiture of Restricted Stock Units to the Company upon termination of the Participant’s employment or service with the Company or one of its Affiliates prior to satisfying the prescribed period of service.
9.    OTHER STOCK-BASED AWARDS. “Other Stock-Based Awards” will consist of other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions, as the Board or the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of Common Stock.
10.    PERFORMANCE AWARDS.
(a)    “Performance Awards” will consist of Awards for which the Committee has set performance goals at its discretion which, depending on the extent to which they are met, will determine the number of shares of Common Stock and/or cash value of Awards that will be paid out to the Participants. Performance Awards may be granted to Participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of Performance Awards granted to each Participant. Performance Awards may take such form as may be determined by the Committee, including without limitation, cash, Stock Options, Awards of shares of Common

Stock, Awards of Restricted Stock or Restricted Stock Units, Other Stock-Based Awards or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives.
(b)    Performance Awards under the Plan may be made subject to the attainment of one or more of the specified performance goals, as determined by the Committee in its sole discretion. Performance goals may be based upon Company-wide, Affiliate, divisional, project team, and/or individual performance. The Board or the Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Awards which the Board or the Committee deems necessary or desirable unless at the time of establishment of such goals the Board or the Committee shall have precluded its authority to make such adjustments.
(c)    Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed by the Committee. Performance Awards shall be payable in cash or in shares Common Stock, or a combination thereof, as determined by the Committee.
11.    EFFECT OF TERMINATION OF SERVICE ON AWARDS; FORFEITURE.
(a)    The Committee may provide, by rule or regulation or in any Award, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to be an employee, director or other service provider prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such Award. Unless otherwise determined by the Committee if, with respect to any Award, (1) Participant’s termination of employment or service, as applicable, occurs before the end of the period of restriction or the vesting date applicable to such Award (or the applicable portion of such Award) or (2) any performance goals are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such performance goals, then all such then unvested and/or unearned Awards shall be forfeited by the Participant.
(b)    Awards under the Plan shall not be affected by the change of a Participant’s status within or among the Company and any subsidiaries, so long as the Participant remains an employee, officer, director or other service provider. For purposes of the Plan and any Award hereunder, if an entity that the Participant is employed by or otherwise providing services to ceases to be a subsidiary of the Company, a Participant shall be deemed to terminate employment or service, as applicable, on the date of the entity’s change in status, unless the Participant continues as an employee or service provider in respect of the Company or another subsidiary (after giving effect to the change in status).
12.    ADJUSTMENT PROVISIONS.
(a)    Subject to section 27 of this Plan, in the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares of Common Stock occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of Common Stock that may be delivered under the Plan and/or the number, class, and price of shares of Common Stock covered by each outstanding Award.
(b)    In the event of the proposed dissolution or liquidation of the Company, the Company will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settles, an Award will terminate immediately prior to the consummation of such proposed action.
13.    CHANGE OF CONTROL OF THE COMPANY; CONSEQUENCES OF A CHANGE OF CONTROL.
(a)    Unless otherwise expressly provided in the applicable Award agreement, and subject to section 27 of this Plan, upon the occurrence of a Change of Control of the Company, the Board or the Committee may (1) provide for the acceleration of vesting or to cause the lapse of restrictions with respect to, all or any portion of an Award, (2) cancel an Award for a cash payment equal to the Fair Market Value (as determined in the sole discretion of the Board) which, in the case of Stock Options and Equity Appreciation Rights, shall be deemed to be equal to the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of shares of Common Stock subject to such Stock Options or Equity Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the shares of Common Stock subject to such Stock Options or Equity Appreciation Rights) over the aggregate exercise price (in the case of Stock Options) or strike price (in the case of Equity Appreciation Rights), (3) provide for the issuance of a substitute Award that will substantially preserve the otherwise applicable terms of any affected Award previously granted hereunder as determined by the Board in its sole discretion, (4) terminate unvested Stock Options without providing accelerated vesting or (5) take any other action with respect to the Awards the Board or the Committee deems appropriate. For the avoidance of doubt, the treatment of Awards upon a Change of Control of the Company may vary among the Award types and Participants in the sole discretion of the Board. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Award pursuant to this Section 13(a). The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.
(b)    For purposes of this Plan, a “Change of Control” of the Company shall mean: the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company or a bona-fide financing of the Company), unless the Company’s stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder); or a sale of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to have occurred under Section 13 solely because (1) the Company, (2) an Affiliate or Initial Stockholders, (3) any one or more members of executive management of the Company or its subsidiaries, (4) any employee stock ownership plan or any other employee benefit plan of the Company or any Affiliate or (5) any combination of the Persons referred to in the preceding clauses (1) through (4) becomes the actual or beneficial owner (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) of 50% or more of the Voting Securities of the Company.
(c)    As used in this Section 13, the following terms shall have the meanings set forth below:
(1)    “Initial Stockholders” means the stockholders of the Company immediately prior to any transaction which may constitute a Change of Control.
(2)    “Person” means any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act.
(3)    “Voting Securities” means, with respect to any Person, any securities entitled to vote (including by the execution of action by written consent) generally in the election of directors of such Person (together with direct or indirect options or other rights to acquire any such securities).
14.    NON TRANSFERABILITY. Unless otherwise set forth in the applicable written Award agreement, each Award granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of a Participant’s disability, by the Participant’s personal representative. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, a grant of a Stock Option may permit the transfer thereof by the Participant solely to members of the Participant’s immediate family or trusts or family partnerships or limited liability companies for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.
15.    REPURCHASE OF SHARES.
(a)    Upon any termination of a Participant’s employment or service with the Company or a subsidiary or Affiliate, unless otherwise provided in the Award, the Company will be entitled (in its sole and absolute discretion) to repurchase at the Company’s election all or any of the Common Stock received hereunder or acquired upon exercise of a grant held by a

Participant (whether or not previously acquired by the Participant in connection with the exercise of a Stock Option or Equity Appreciation Right or upon settlement of any other Award and including any Common Stock received as a result of the exercise of any Award after the Participant’s termination date) (the “Repurchase Option”). If the Company elects to exercise the Repurchase Option with respect to shares held by any Participant pursuant to this Section 15, it shall deliver written notice (the “Repurchase Notice”) to such Participant to such effect within 180-days after the occurrence of the event giving rise to the Repurchase Option. For the avoidance of doubt, this Repurchase Option does not apply to Common Stock purchased by or granted to a Participant under an agreement that is not part of this Plan.
(b)    The repurchase price (the “Repurchase Price”) for a Participant’s Common Stock to be repurchased (the “Surrendered Securities”) shall be the Fair Market Value of such Surrendered Securities on the date of termination of employment or service; provided that in the case of a termination of a Participant’s employment or service by the Company for Cause, the Repurchase Price shall be the lesser of the Fair Market Value of the Surrendered Securities on the date of termination of employment or service and the original exercise price (or other amount paid with respect to an Award, if any, in the case of Awards other than Stock Options and Equity Appreciation Rights) paid for such Surrendered Securities or the Fair Market Value of such Surrendered Securities on the original date of purchase, as applicable. Notwithstanding anything to the contrary in the Plan, if the Company determines, following a Participant’s termination of employment or service with the Company, but prior to the last date on which a Repurchase Option can be exercised, that either before or after the Participant’s termination of employment or service with the Company, the Participant engaged in conduct that constitutes Cause, then the Participant will be treated as having terminated employment or service for Cause for purposes of determining the Repurchase Price.
(c)    Within ten (10) business days after the Repurchase Price for the Surrendered Securities has been determined, the Company shall send a notice to such holder of the Surrendered Securities setting forth the consideration to be paid for such securities and the time and place for the closing of the transaction, which date shall not be more than twenty (20) days nor less than five (5) days after the delivery of such notice. At such closing, the holder of the Surrendered Securities shall deliver all certificates (if any exist) evidencing the Surrendered Securities to be repurchased to the Company, and the Company shall pay for the Surrendered Securities to be repurchased pursuant to the Repurchase Option by delivery of a check or wire transfer in the aggregate amount of the Repurchase Price for such securities.
(d)    The Company shall be entitled to receive customary representations and warranties from such holder that he or she is the record and beneficial owner of the Surrendered Securities free and clear of any liens, and that he or she will transfer and deliver valid title to such securities free and clear of any liens.
(e)    Notwithstanding anything to the contrary contained in this Plan, all repurchases of Surrendered Securities by the Company shall be subject to applicable state and federal laws and regulations and, to the extent applicable, the Company’s debt and equity financing agreements. If any of the foregoing prohibits (in the discretion of the Company) the repurchase of Surrendered Securities which are otherwise permitted or required hereunder, the time periods provided in this Section 15 (other than the time period for delivery of the notice in Section 15(a)) shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions; provided that, notwithstanding the foregoing, in no event shall the time periods provided in this Section 15 be suspended for more than three (3) months and that the Company shall in any event have formally notified Participant in writing of its election to repurchase within the time period specified in Section 15(a).
(f)    In the event the Company delivers a Repurchase Notice to a Participant but does not elect to repurchase all shares of Common Stock held by such Participant, the shares held by such Participant which the Company has not elected to repurchase in the Repurchase Notice shall no longer be subject to the Repurchase Option.
16.    OTHER PROVISIONS. Awards under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including without limitation, (1) provisions to assist the Participant in financing the acquisition of Common Stock, (2) provisions for the acceleration of exercisability or vesting and/or early termination of Awards in the event of a Change of Control of the Company, (3) provisions for the payment of the value of Awards to Participants in the event of a Change of Control of the Company, (4) provisions restricting the exercisability of Stock Options after a Participant has met continued employment and/or performance conditions to otherwise earn a vested interest in such Awards, (5) provisions including special adjustments for Stock Options that apply in addition to Section 12 of the Plan in the event of a spinoff, (6) provisions relating to treatment of Awards upon an offering of Company equity on a national securities exchange, (7) provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, and/or (8) provisions to comply with Federal and State securities laws, or understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan.
17.    TIME OF GRANTING OF AWARDS; FAIR MARKET VALUE. The date of grant (“Date of Grant”) of an Award shall be the date specified by the Committee on which an Award under this Plan will become effective (which date shall in no event be earlier than the date on which the Committee takes action with respect thereto), provided that in the case of an Incentive Stock Option, the Date of Grant shall be the later of the date on which the Committee makes the determination granting such Incentive Stock Option or the date of commencement of the Participant’s employment relationship with the Company or one of its Affiliates. Except as otherwise expressly provided in a written Award, for purposes of this Plan and any Awards hereunder, “Fair Market Value” shall mean the amount determined in good faith by the Committee as the fair market value of shares of the Company on such basis as it deems appropriate taking into account, if applicable, the requirements of Section 409A of the Code.
18.    TENURE. A Participant’s right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.
19.    WITHHOLDING. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Committee may, in its sole discretion and subject to such rules as it may adopt, permit an Award holder to pay all or a portion of the minimum required federal, state and local withholding taxes arising in connection with (a) a Stock Option or an Equity Appreciation Right or (b) the receipt or vesting of a Restricted Stock Award or a Performance Award, by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld.
20.    CODE SECTION 409A. The Plan, and Awards granted under it, are intended to be administered in a manner so that awards thereunder are exempt from Section 409A except to the extent specifically provided otherwise in an Award agreement. For avoidance of doubt, Stock Options and Equity Appreciation Rights are intended to qualify for the stock rights exemptions from Section 409A of the Code (“Section 409A”). Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his or her transferees.
21.    DURATION, AMENDMENT AND TERMINATION. This Plan shall terminate upon the earlier of a termination by the Board, or at such time as there shall be no remaining shares available for grant hereunder, or ten-year anniversary of the Effective Date. Also, by mutual agreement between the Company and a Participant hereunder, under this Plan or under any other present or future plan of the Company, Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan, or any other present or future plan of the Company.
The Board may amend the Plan from time to time or terminate the Plan at any time, subject to any requirement of stockholder approval required by applicable law, regulation, or stock exchange rule. The Board may amend the terms of any previously-granted Award agreement, but only if (a) the Board determines that such change is necessary or desirable for legal compliance reasons; (b) the amendment is beneficial to the Participant; or (c) the Participant consents to such amendment. Notwithstanding the foregoing, for so long as CDIs are listed on the ASX, any substitution, exchange, cancellation, change, amendment or other modification that would otherwise be permitted by this Section shall not be permitted if it would result in a violation of the official listing rules of the ASX as they apply to the Company from time to time (“ASX Listing Rules”) and in particular ASX Listing Rule 6.23.

22.    GOVERNING LAW. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).
23.    EFFECTIVE DATE. The Plan was adopted by the Board on May 30, 2024 (the “Effective Date”).
24.    DATA PRIVACY. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its subsidiaries and affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its subsidiaries and affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its subsidiaries and affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its subsidiaries and affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
25.    CLAWBACK. All Awards are intended as incentives for future services, not as payment for past services. All Awards newly issued on and after the Effective Date of this Plan shall be subject to reduction, cancellation, forfeiture or recoupment (A) to the extent necessary to comply with (1) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (2) applicable law; or (B) upon a grantee’s termination of employment for Cause, or following a grantee’s termination of employment if the Corporation later determines that grantee had engaged in acts that would have constituted Cause for termination of employment. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the grantee may be required to repay any such excess amount to the Company at the discretion of the Board or Committee. An Award issued on or after the Effective Date in partial or full substitution for an Award that was itself issued prior to the Effective Date shall not be considered as newly issued on or after the Effective Date for purpose of this section.
26.    SHAREHOLDER AGREEMENTS. Notwithstanding anything to the contrary herein, it shall be a condition to the receipt of any shares of Common Stock of the Company hereunder that the Participant executes the Company’s Voting Agreement or similar agreement(s), each as amended from time to time, as required by the Company, the Board or the Committee. In the event that the Participant fails to do so, then the Participant’s right to receive any shares of Common Stock of the Company shall be forfeited immediately.
27.    AUSTRALIAN ASX COMPLIANCE. Notwithstanding the foregoing provisions of the Plan and anything to the contrary herein, for so long as CDIs are listed on the ASX:
(a)    awards do not carry an entitlement to participate in new issues of Common Stock or CDIs by the Company prior to the vesting and exercise (if applicable) of the Award;
(b)    in the event of any reorganization or other transaction that would trigger any requirement under the ASX Listing Rules to adjust or otherwise modify the Award, then the Board or Committee shall determine an appropriate adjustment or other modification that will comply with the ASX Listing Rules or any other applicable tax or securities law. In particular, the Board or Committee will make adjustments in accordance with ASX Listing Rules 6.22 or 7.22 (or any replacement ASX Listing Rules) to the extent those ASX Listing Rules apply and no waiver has been granted to the Company. To the extent feasible within the parameters permitted under the ASX Listing Rules, the Board or Committee will make adjustments that do not result in any adverse accounting impact to the Company under U.S. Generally Accepted Accounting Principles or to the Participant under Code Section 409A. However, if such a modification or adjustment is not possible, the Board or Committee shall be permitted, without the consent of Participants, to implement a modification or adjustment necessary to comply with ASX Listing Rules that will nonetheless result in such adverse impact;
(c)    the Board or Committee may refuse to permit the grant, exercise or settlement (including the removal of any restrictions) of one or more Awards for such period of time reasonably determined to be appropriate in the circumstances, in order to manage insider trading risks arising under Australian law including the Corporations Act 2001 (Cth) or other risks due to the CDIs being listed on the ASX; provided that the Committee will seek to implement any such actions in a manner that avoids or reduced any taxes or penalties imposed by Code Section 409A;

(d)    the number of Shares that may be issued under the Plan must not exceed the issue cap limits prescribed by ASX Listing Rules, unless shareholder approval is obtained in accordance with the ASX Listing Rules; and
(e)    the Board or Committee shall be permitted to amend or modify any outstanding Award as necessary to conform with the requirements of the ASX Listing Rules or other applicable laws, and all Award agreements are deemed amended as necessary to conform with these requirements , provided that the Company shall seek, to the extent practicable, to cause such amendment or modification to not result in any adverse consequences to the Company under U.S. Generally Accepted Accounting Principles or to the Participant under Code Section 409A or any other applicable tax or securities law.